SHAPE SECURITY, INC.
Consolidated Financial Statements
January 31, 2019 and December 31, 2017
(With Independent Auditors’ Report Thereon)

SHAPE SECURITY, INC.

KPMG LLP
Mission Towers I Suite 100
3975 Freedom Circle Drive Santa Clara, CA 95054

Independent Auditors’ Report

The Board of Directors Shape Security, Inc.:

We have audited the accompanying consolidated financial statements of Shape Security, Inc. and its subsidiary, which comprise the consolidated balance sheets as of January 31, 2019 and December 31, 2017, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Shape Security, Inc. and its subsidiary as of January 31, 2019 and December 31, 2017, and the results of their operations and their cash flows for the years then ended in accordance with
U.S. generally accepted accounting principles.

Santa Clara, California November 27, 2019

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

SHAPE SECURITY, INC.
Consolidated Balance Sheets
January 31, 2019 and December 31, 2017

Assets	January 31, 2019	December 31, 2017
Current assets:

Cash	$21,006,605	$8,818,573
Accounts receivable	12,960,777	9,554,221
Inventory	552,062	314,748
Prepaid expenses and other current assets	4,427,338	2,590,083
Total current assets	38,946,782	21,277,625
Restricted cash	—	125,337
Property and equipment, net	3,559,858	2,018,881
Deposits and other	250,593	140,429
Total assets	$42,757,233	$23,562,272
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,197,002	$888,847
Accrued liabilities	1,080,747	624,234
Accrued compensation	3,511,981	2,612,638
Deferred rent	—	63,740
Unvested stock options subject to repurchase	39,864	87,676
Deferred revenue	34,857,163	24,269,187
Short-term portion of bank loan	2,800,000	1,400,000
Short-term portion of equipment leases and tenant improvement loans	666,904	—
Total current liabilities	45,153,661	29,946,322
Long-term portion of bank loan	12,235,438	5,507,602
Long-term portion of deferred rent	216,709	141,300
Long-term portion of unvested stock options subject to repurchase	20,552	72,007
Long-term portion of deferred revenue	685,611	625,000
Long-term portion of equipment leases and tenant improvement loans	1,204,759	—
Total liabilities	59,516,730	36,292,231
Stockholders’ deficit:
Series A convertible preferred stock (par value: $0.001 per share, 37,733,410 shares authorized, issued and outstanding at January 31, 2019 and December 31, 2017)	5,724,309	5,724,309
Series B convertible preferred stock (par value: $0.001 per share, 36,818,852 shares authorized, issued and outstanding at January 31, 2019 and December 31, 2017)	19,916,657	19,916,657
Series C convertible preferred stock (par value: $0.001 per share, 27,440,594 shares authorized, issued and outstanding at January 31, 2019 and December 31, 2017)	39,873,636	39,873,636
Series D convertible preferred stock (par value: $0.001 per share, 24,648,748 shares authorized, issued and outstanding at January 31, 2019 and December 31, 2017)	39,757,386	39,757,386
Series E convertible preferred stock (par value: $0.001 per share, 13,780,240 shares authorized, 13,649,000 and 0 shares issued and outstanding at January 31, 2019 and December 31, 2017)	25,817,397	—
Common stock (par value: $0.001 per share, 262,489,196 and 221,100,000 shares authorized at January 31, 2019 and December 31, 2017 respectively; 65,768,545 and 63,751,802 shares issued and outstanding at January 31, 2019 and December 31, 2017, respectively)	20,768	18,751
Additional paid-in capital	11,583,529	5,511,486
Cumulative Translation Adjustment	(16,735)	—
Accumulated deficit	(159,436,444)	(123,532,184)
Total stockholders’ deficit	(16,759,497)	(12,729,959)
Total liabilities and stockholders’ deficit	$42,757,233	$23,562,272
See accompanying notes to consolidated financial statements.

SHAPE SECURITY, INC
Consolidated Statements of Operations and Comprehensive Loss
Years ended January 31, 2019 and December 31, 2017

	2019	2017
Revenue	$45,854,379	$21,732,556
Cost of revenue	20,013,889	13,682,839
Gross profit	25,840,490	8,049,717
Operating expenses:
Sales and marketing	22,157,962	11,429,663
Research and development	23,157,800	18,288,355
General and administrative	12,885,356	7,008,440
Total operating expenses	58,201,118	36,726,458
Operating loss	(32,360,628)	(28,676,741)
Other income (expense):
Interest income	61,696	13,815
Interest and other expense	(1,451,572)	(204,597)
Other expense	(1,389,876)	(190,782)
Loss before income taxes	(33,750,504)	(28,867,523)
Provision for income taxes	27,578	900
Net loss	$(33,778,082)	$(28,868,423)
Other comprehensive loss:
Foreign currency translation loss	(16,735)	—
Comprehensive loss	$(33,794,817)	$(28,868,423)

See accompanying notes to consolidated financial statements.

SHAPE SECURITY, INC.
Consolidated Statements of Changes in Stockholders’ Deficit
Years ended January 31, 2019 and December 31, 2017

	Convertible preferred stock
	Series Preferred A		Series Preferred B		Series Preferred C		Series Preferred D		Series Preferred E		Common Stock		Additional paid-in capital	Accumulated deficit	Cumulative Translation Adjustment	Total stockholders' Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2016	37,733,410	$5,724,309	36,818,852	$19,916,657	27,440,594	$39,873,636	24,648,748	$39,757,386	—	$—	62,010,309	$17,010	$3,504,893	$(94,663,761)	$—	$14,130,130
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	809,105	809	439,079	—	—	439,888
Repurchase of exercised common	—	—	—	—	—	—	—	—	—	—	(734,517)	(735)	(404,672)	—	—	(405,407)
Change in early exercise liability	—	—	—	—	—	—	—	—	—	—	1,666,905	1,667	717,551	—	—	719,218
Issuance of preferred stock, net of	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of common stock warrants	—	—	—	—	—	—	—	—	—	—	—	—	92,398	—	—	92,398
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	1,162,237	—	—	1,162,237
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(28,868,423)	—	(28,868,423)
Balance, December 31, 2017	37,733,410	$5,724,309	36,818,852	$19,916,657	27,440,594	$39,873,636	24,648,748	$39,757,386	—	$—	63,751,802	$18,751	$5,511,486	$(123,532,184)	$—	$(12,729,959)
Balance, February 1, 2018	37,733,410	$5,724,309	36,818,852	$19,916,657	27,440,594	$39,873,636	24,648,748	$39,757,386	—	$—	63,961,036	$18,961	$5,866,690	$(125,658,362)	$—	$(14,500,723)
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	2,082,692	2,083	1,082,637	—	—	1,084,720
Repurchase of exercised common	—	—	—	—	—	—	—	—	—	—	(396,732)	(397)	(289,090)	—	—	(289,487)
Change in early exercise liability	—	—	—	—	—	—	—	—	—	—	121,549	121	71,634	—	—	71,755
Issuance of preferred stock, net of	—	—	—	—	—	—	—	—	13,649,000	25,817,397	—	—	—	—	—	25,817,397
Issuance of common stock warrants	—	—	—	—	—	—	—	—	—	—	—	—	334,787	—	—	334,787
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	4,516,871	—	—	4,516,871
Cumulative translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(16,735)	(16,735)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(33,778,082)	—	(33,778,082)
Balance, January 31, 2019	37,733,410	$5,724,309	36,818,852	$19,916,657	27,440,594	$39,873,636	24,648,748	$39,757,386	13,649,000	$25,817,397	65,768,545	$20,768	$11,583,529	$(159,436,444)	$(16,735)	$(16,759,497)

See accompanying notes to consolidated financial statements.

SHAPE SECURITY, INC.
Consolidated Statements of Cash Flows
Years ended January 31, 2019 and December 31, 2017

	2019	2017
Cash flows from operating activities:
Net loss	$(33,778,082)	$(28,868,423)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,602,893	943,803
Stock-based compensation	4,516,871	1,162,237
Amortization of warrant	95,956	—
Changes in operating assets and liabilities:
Accounts receivable	(286,001)	(4,684,623)
Inventory	966,556	(229,653)
Prepaid expenses and other current assets	(1,365,331)	(1,196,686)
Deposits and other assets	(110,163)	6,141
Accounts payable and accrued liabilities and accrued compensation	2,822,125	1,314,624
Deferred revenue	8,469,938	14,748,395
Deferred rent	19,673	33,784
Unrealized currency translation	(16,735)	—
Net cash used in operating activities	(17,062,300)	(16,770,401)
Cash flows from investing activities:
Purchase of property and equipment	(2,234,571)	(1,374,797)
Change in restricted cash	125,342	(63)
Net cash used in investing activities	(2,109,229)	(1,374,860)
Cash flows from financing activities:
Net proceeds from issuance of preferred stock	25,817,397	—
Proceeds from exercise of stock options	1,084,720	439,889
Repurchase of exercised common stock options	(289,487)	(405,407)
Repayments under equipment leases and tenant improvements	(257,906)	—
Borrowings under bank loan	10,000,000	7,000,000
Repayments under bank loan	(1,633,333)	—
Net cash provided by financing activities	34,721,391	7,034,482
Net increase (decrease) in cash	15,549,862	(11,110,779)
Cash at beginning of year	5,456,743	19,929,352
Cash at end of year	$21,006,605	$8,818,573
Supplemental cash flow disclosure:
Cash paid during the year for income taxes	$4,973	$900
Cash paid during the year for interest	1,476,080	149,576
Noncash financing activities:
Amount financed under equipment leases and tenant improvements	$2,129,569	$—
Change in liability for early exercised stock-based awards	(71,755)	(719,218)
Issuance of common stock warrant	334,787	92,398

See accompanying notes to consolidated financial statements.

SHAPE SECURITY, INC.
Notes to Consolidated Financial Statements
January 31, 2019 and December 31, 2017

(1)    Summary of Significant Accounting Policies and Changes

(a)	Description of Business
Shape Security, Inc. (or the Company) was incorporated in Delaware in June 2011. The Company is a developer of Web and Mobile security software and their headquarters are in California.

(b)	Foreign Currency
The Company’s wholly owned subsidiary, based in the United Kingdom, Shape Security Limited uses the British Pound (GBP) as its functional currency. The Company translates income statement GBP amounts to the United States dollar (USD) based on the average exchange rate for the particular month and translates balance sheet GBP amounts to USD based on the applicable month-end spot rate. Equity is translated at the historical foreign currency exchange rate. Transaction gains and losses have not been material.

(c)	Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions consist of stock-based compensation.

(d)	Cash and Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. As of January 31, 2019 and December 31, 2017, the Company did not have any cash equivalents.

(e)	Accounts Receivable
The Company extends noninterest-bearing trade credit to customers in the ordinary course of business. The Company records accounts receivable at the invoice price. There is no allowance for doubtful accounts as of January 31, 2019 or December 31, 2017 as the Company historically has not had any significant write-offs.

(f)	Restricted Cash
The Company has a restricted cash balance of $0 and $125,337 at January 31, 2019 and December 31, 2017, respectively. Silicon Valley Bank removed the restricted cash obligation in April 2018. The restricted cash had previously acted as collateral for the Company’s corporate credit card.

(g)	Inventory
Inventory is stated at the lower of cost or market and consists entirely of finished goods. Cost is determined using the first-in, first-out method (FIFO).

(h)	Revenue Recognition
The Company derives its revenues primarily from subscription fees from customers accessing its enterprise cloud based services and, to a lesser degree, from professional services related to dedicated project management, deployment and implementation services. The Company commences revenue recognition when all of the following conditions are satisfied:

•	there is persuasive evidence of an arrangement;

•	the service has been or is being provided to the customer;

•	the collection of the fees is reasonably assured; and

6	(Continued)

SHAPE SECURITY, INC.
Notes to Consolidated Financial Statements
January 31, 2019 and December 31, 2017

•	the amount of fees to be paid by the customer is fixed or determinable.
Subscription revenues are recognized ratably over the contract term beginning when the Company's service has been made available to the customer and all other revenue recognition criteria have been met. The Company’s subscription arrangements are considered service contracts, and the customer does not have the right to take possession of the software. Subscription services arrangements are generally non-cancelable and do not provide for refunds to customers in the event of cancellations.

The Company’s professional services contracts are either on a time and materials, fixed fee or subscription basis. Revenues are recognized as the services are rendered for time and materials contracts, on a proportional performance basis for fixed price contracts, or ratably over the contract term for subscription based services.

(i)	Property and Equipment
Property and equipment are stated at cost, net of depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized over the remaining term of the lease, and the domain name has an estimated useful life of 15 years. Total accumulated depreciation and amortization at January 31, 2019 and December 31, 2017 was $4,273,312 and $2,567,096, respectively.

(j)	Fair Value of Financial Assets and Liabilities
The Company measures at fair value certain assets and liabilities and establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs used in valuation techniques are assigned a hierarchical level. The following are the hierarchical levels of inputs to measure fair value:

•	Level 1 – Observable inputs that include unadjusted quoted prices in active markets for identical assets or liabilities.

•
Level 2 – Observable inputs other than Level 1 inputs, such as quoted prices for similar assets or liabilities; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•
Level 3 – Unobservable inputs that are supported by little or no market activity and that are based on management’s assumptions, including fair value measurements determined by using pricing models, discounted cash flow methodologies, or similar techniques.

For certain other financial instruments, including accounts receivable, accounts payable, and other current liabilities, the carrying amounts approximate their fair value due to the relatively short maturity of these balances.

(k)	Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (or loss) in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established for deferred tax assets to the extent it is more likely than not that the deferred tax assets may not be realized.

The Company evaluates uncertain tax positions taken or expected to be taken in the course of preparing its tax return to determine whether the tax positions are more likely than not of being sustained upon challenge by the applicable tax authority. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount

6	(Continued)

SHAPE SECURITY, INC.
Notes to Consolidated Financial Statements
January 31, 2019 and December 31, 2017

that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

(l)	Stock-Based Compensation
The Company recognizes all stock-based compensation expense on a straight-line basis over the requisite service period, which is generally the vesting period, based on the estimated grant date fair value of the award. The Company estimates grant date fair value using the Black-Scholes-Merton option pricing model.

(m)	Long-Lived Assets
Long-lived assets, such as property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary.

(n)	Research and Development and Software Development Costs
Research and development costs, which consist primarily of personnel costs such as payroll costs, other direct costs and overhead costs, are expensed as incurred, except for certain software development costs. Costs associated with the development of computer software are expensed prior to the establishment of technological feasibility and capitalized thereafter until the product is available for general release to customers. To date, the period between achieving technological feasibility, which the Company has defined as the establishment of a working model, and the point at which the product is ready for general availability of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs since its inception.

(o)	Commitments and Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

As permitted under Delaware law, the Company has agreements whereby it indemnifies its officers and directors for certain events and occurrences while the officer or director is, or was, serving at the Company’s request in such capacity. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is not limited. The Company believes the estimated fair value of these indemnification agreements is minimal.

(p)	Recently Issued Accounting Standards
In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Revenue Recognition (Topic 605). Topic 606 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. Topic 606 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. In August 2015, the FASB issued, Updated 2015-14 – Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, to defer the effective date of the standard by one year. For privately held companies, the new standard is effective for annual periods beginning after December 15, 2018. Topic 606 permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method) or modified retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (cumulative catch-up transition method). The Company is currently evaluating the overall impact this standard will have on the consolidated financial statements, as well as the method of adoption.

7	(Continued)

SHAPE SECURITY, INC.
Notes to Consolidated Financial Statements
January 31, 2019 and December 31, 2017

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), aimed at making leasing activities more transparent and comparable. The new standard requires substantially all leases, including operating leases, to be recognized by lessees on their balance sheet as a right-of-use asset and corresponding lease liability. For privately held companies, ASU No. 2016-02 is effective for annual periods beginning after December 15, 2019, with early adoption permitted. The Company has not yet begun to evaluate the impact this standard will have on its consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13, Credit Losses, which changes the impairment model for most financial assets and certain other instruments. A new forward-looking “expected loss” model will be used for trade receivables and other instruments. ASU 2016-13 is effective for fiscal periods beginning after December 15, 2020. The Company has not yet begun to evaluate the impact this standard will have on its consolidated financial statements and disclosures.
In November 2016, the FASB issued ASU 2016-18, Restricted Cash, which requires companies to present amounts generally described as restricted cash in cash and cash equivalents on the statement of cash flows. ASU 2016-18 is effective for annual periods in fiscal years beginning after December 15, 2018 and requires retrospective application. The Company does not have restricted cash and, therefore, does not expect the impact to be material.
In July 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Non-Employee Share-Based Payment Accounting. The Company will be adopting this in fiscal year 2020.

(2)	Business Changes

(a)	Change in Fiscal Year
The Company changed its fiscal year end from December to January effective with the January 31, 2019 year end. As a result, activity for the month of January 2018 is excluded from the accompanying consolidated financial statements. Any reference to fiscal 2019 refers to the year ended January 31, 2019 and fiscal 2017 refers to the year ended December 31, 2017.

(b)	Establishment of Subsidiary
The Company established a wholly-owned cost-plus (5%) subsidiary (Shape Security Limited) in the United Kingdom effective February 13, 2018.

(3)	Significant Risks and Uncertainties including Business Concentrations
The Company operates in the software industry, which is subject to rapid technological change. The Company’s future success depends on its ability to attract customers, and there is a risk that customers will not purchase and accept the new technology. There is also risk that the sales cycle will not occur as anticipated, which could impact the Company’s ability to become cash flow positive and negatively affect the Company’s cash position.

At January 31, 2019 three customers each had greater than 10% of the total Accounts Receivable balance. These customers were Context Logic (15%); Loblaws (15%); and The Toronto Dominion Bank (21%). At December 2017, three customers had greater than 10% of the total Accounts Receivable balance due: ADP (18%); Marriott (15%) and The Toronto Dominion Bank (29%). The following table represents those customers with greater than 10% of consolidated revenue in fiscal years 2019 and 2017:

Revenue
2019:
Insight	11%

8	(Continued)

SHAPE SECURITY, INC.
Notes to Consolidated Financial Statements
January 31, 2019 and December 31, 2017

Revenue
2017:
Wells Fargo	12%

(4)	Property and Equipment, Net
Property and equipment at January 31, 2019 and December 31, 2017 consisted of the following:

	Estimated useful life in years	2019	2017
Computer equipment	3	$2,440,597	$1,693,197
Data center equipment	3	4,190,997	1,987,579
Office furniture and equipment	7	366,746	273,482
Domain name	15	5,163	5,163
Leasehold improvements	Remaining life of lease	774,097	570,986
Computer software	3	55,571	55,571
Total property and equipment		7,833,171	4,585,978
Less accumulated depreciation and amortization		(4,273,313)	(2,567,097)
Property and equipment, net		$3,559,858	$2,018,881

(5)    Commitments and Contingencies

(a)	Operating Leases
The Company leases its facilities under operating leases that expire at various dates through calendar 2023. The Company currently subleases some space under various operating leases that will expire on various dates through fiscal 2020. Some of its leases contain renewal options, escalation clauses, rent concessions, and leasehold improvement incentives.

Leasehold improvements for the offices are included in property and equipment and are being amortized over the remaining lease terms. Rent expense for the years ended January 31, 2019 and December 31, 2017 was $2,559,652 and $2,231,227, respectively. Future minimum lease payments under these facility leases are as follows:

Year ending January 31:
2020	$3,513,783
2021	3,466,359
2022	3,068,047
2023	2,225,250
2024	938,578
Total lease payments	$13,212,707

(b)	Equipment Leases and Tenant Improvement Loan
During fiscal 2019, the Company entered into nine equipment lease schedules with several leasing vendors. Total amount of equipment leased was $1,979,569 less accumulated amortization of $57,205 at January 31, 2019. Monthly lease payments are due over 36 month terms with interest of 1.5-6%. At January 31, 2019 the principal balance due was $1,735,036, $639,137 of which was classified as

9	(Continued)

SHAPE SECURITY, INC.
Notes to Consolidated Financial Statements
January 31, 2019 and December 31, 2017

short-term and $1,095,899 was classified as long-term. The equipment leases consisted of servers and other hardware components the Company utilizes at its various data centers as well as server inventory the Company maintains at a third-party consignee location for shipments to customers as requested.

In April 2018, pursuant to the Sixth Amendment to the Master Lease for the Mountain View corporate office, the Company elected to finance and amortize $150,000 of leasehold improvement costs incurred over the remaining term of the lease (through June 20, 2023) with interest of 5%. The improvements are financed by Technology Finance Corporation. Monthly payments are $2,831. Principal balance due at January 31, 2019 was $136,627, of which $27,768 was classified as short- term and $108,860 was classified as long-term.

Total future principal payments under the equipment leases and the tenant improvement loan are as follows:

	Equipment leases	Tenant improvement	Total
Year ending January 31:
2020	$639,137	$27,768	$666,905
2021	672,822	29,188	702,010
2022	423,077	30,681	453,758
2023	—	32,251	32,251
2024	—	16,739	16,739
Total lease payments	$1,735,036	$136,627	$1,871,663

(c)	Contingencies
There are no significant liens, claims, lawsuits, or judgments against the Company.

(6)    Convertible Preferred Stock
On September 25, 2018 and October 31, 2018 the Company issued a total of 13,649,000 shares of Series E preferred stock at $1.9049 per share for gross proceeds of $25,999,984, offset by issuance costs which amounted to $182,587.

Convertible preferred stock as of January 31, 2019 consisted of the following:

	Authorized shares	Outstanding shares	Liquidation amount
Year ending January 31, 2019:
Series A	37,733,410	37,733,410	$5,859,998
Series B	36,818,852	36,818,852	20,000,000
Series C	27,440,594	27,440,594	40,000,154
Series D	24,648,748	24,648,748	39,999,990
Series E	13,780,240	13,649,000	52,499,958
Total	140,421,844	140,290,604	$158,360,100
The rights, preferences, and privileges of the Series A convertible preferred stock (Series A), Series B convertible preferred stock (Series B), Series C convertible preferred stock (Series C), the Series D convertible preferred stock (Series D), and the Series E convertible preferred stock (Series E) are as follows:

(a)	Liquidation
In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, all assets or surplus funds of the Company available for distribution to its stockholders, whether such assets are

10	(Continued)

SHAPE SECURITY, INC.
Notes to Consolidated Financial Statements
January 31, 2019 and December 31, 2017

capital, surplus, or earnings, shall be distributed ratably among the holders of all preferred stock and the holders of common stock based on the number of shares of common stock held by each (assuming conversion of each share of preferred stock into one share of common stock). Series E preferred stockholders receive a liquidation preference equal to the greater of (i) two times the issue price of each respective share plus all declared but unpaid dividends or (ii) the amount the Series E preferred stockholders would have received on an “as converted to common stock” basis plus declared plus unpaid dividends. Series D preferred stockholders receive a liquidation preference equal to the greater of (i) one times the issue price of each respective share plus all declared but unpaid dividends or (ii) the amount the Series D preferred stockholders would have received on an “as converted to common stock” basis plus declared plus unpaid dividends. The Series E and Series D preferred shares receive the amounts referred to above ratably and on a pari passu basis and in preference to payments to the Series A, B, and C preferred stockholders. Series A, B, and C preferred stockholders receive a liquidation preference equal to the greater of one times the issue price of each respective share plus all declared but unpaid dividends or the amount the Series A, B, and C preferred stockholders would have received on an “as converted to common stock” basis plus declared plus unpaid dividends. The Series A, B and C preferred shares receive the amounts referred to above ratably and on a pari passu basis, after the payments to the Series E and D preferred stockholders described above and prior to any distributions to the holders of common stock

In addition, in the event an initial public offering of the Company’s securities under the Securities Act of 1933 (an “IPO”) occurs in which the initial price per share to the public for the Company’s common stock as set forth in the prospectus for such IPO (“IPO Price) is less than $3.8098 (“Target Price”), then the existing conversion price for the Series E preferred shall be adjusted so that, as of immediately prior to the completion of such IPO, each share of Series E preferred shall convert into the number of shares of common stock equal to the Target Price divided by the IPO Price.

(b)	Conversion
Each share of preferred stock is convertible, at the option of the holder, to one share of common stock (subject to certain adjustments for dilution, if any, resulting from future stock issuances). In the event of a liquidation, dissolution, or winding up of the Corporation or a deemed liquidation event, the conversion rights terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the stockholder. Upon either an Initial Public Offer resulting of at least $50,000,000 of gross proceeds or the occurrence of an event specified by at least a majority of the then outstanding shares of preferred stock, all outstanding shares of Series A, B, C, D and E will be automatically converted into common stock at the then effective conversion rate.

(c)	Dividends
The holders of the Company’s preferred stock are entitled to receive dividends at the rate of 8% per annum on each outstanding share of preferred stock (as adjusted for any stock dividends, combinations, or splits with respect to such shares), when and if declared by the board of directors. No dividends have been declared as of the date of the issuance of the consolidated financial statements.

(d)	Voting
Each share of Series A, B, C, D, and E has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock.

(e)	Redemption
The convertible preferred stock is not redeemable.

(7)    Common Stock
Holders of common stock are entitled to one vote per share and to receive dividends and, upon liquidation or dissolution, are entitled to receive all assets available for distribution to stockholders. The holders have no preemptive or other subscription rights and there are no redemption or sinking fund provisions with respect to such

11	(Continued)

SHAPE SECURITY, INC.
Notes to Consolidated Financial Statements
January 31, 2019 and December 31, 2017

shares. Common stock is subordinate to the preferred stock with respect to dividend rights and rights upon liquidation, winding up, and dissolution of the Company.

As of January 31, 2019 the Company is authorized to issue up to 262,489,196 shares of common stock. Common stock reserved for future issuance as of January 31, 2019 was as follows:

Convertible Series A preferred stock	37,733,410
Convertible Series B preferred stock	36,818,852
Convertible Series C preferred stock	27,440,594
Convertible Series D preferred stock	24,648,748
Convertible Series E preferred stock	13,780,240
Stock options outstanding	29,478,973
Shares reserved for future stock option issuance	12,929,935
Common stock warrants outstanding	1,316,872
Total common stock reserved for future issuance	184,147,624

(8)    Stock-Based Compensation
In 2012, the Company adopted a stock compensation plan (the Plan) pursuant to which the Company’s board of directors may grant stock options or nonvested shares to officers, employees, and service providers. To date, the Company has only granted stock options settleable in shares. Options granted under the Plan generally become exercisable ratably over a four-year period following the date of grant and expire 10 years from the date of grant. The Plan authorizes grants to purchase up to 58,480,536 shares of authorized but unissued common stock. Stock options can be granted with an exercise price less than, equal to or greater than the stock’s fair value at the date of grant in accordance with the terms of the Plan. Awards have various terms and generally vest and become fully exercisable after ten years of service from the date of grant. In the event an incentive stock option is granted to an individual who, at the time the option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company, the term of the option will be no more than five years.

At January 31, 2019, there were 12,929,935 additional shares available for the Company to grant under the Plan. The grant-date fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton option pricing model. The Company uses the simplified method to estimate the expected term of the stock option because, in accordance with SEC Staff Accounting Bulletin 107, all options are granted at-the-money, exercisability is conditional only on completing a service condition through the vesting date, employees who terminate their service prior to vesting forfeit the options, employees who terminate their service after vesting are granted a limited time to exercise their options, and options are nontransferable and nonhedgeable. Since the Company’s shares are not publicly traded and its shares are rarely traded privately, expected volatility is estimated based on the average historical volatility of similar entities with publicly traded shares. The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve at the date of grant.

12	(Continued)

SHAPE SECURITY, INC.
Notes to Consolidated Financial Statements
January 31, 2019 and December 31, 2017

The fair-value of employee stock options was estimated using the following assumptions:

	2019	2017

Valuation assumptions:
Expected dividend yield	—	—
Expected volatility	39.06–40.15%	43.03–50.16%
Expected term (years)	6.0	6.25
Risk-free interest rate	2.43–2.86%	2.04–2.16%

	Number of shares	Weighted average exercise price	Weighted average remaining contractual term
Balance at December 31, 2016	17,142,356	$0.46	8.36
Granted	13,196,268	0.63
Exercised	(809,105)	0.52
Canceled, forfeited, or expired	(4,066,340)	0.59
Balance at December 31, 2017	25,463,179	0.53	8.31
Balance at February 1, 2018	27,906,678
Granted	9,937,840	0.68
Exercised	(2,082,692)	0.53
Canceled, forfeited, or expired	(6,282,853)	0.63
Balance at January 31, 2019	29,478,973	0.57	7.7

	Number of shares	Average exercise price	Contractual term
Vested and expected to vest:
As of January 31, 2019	29,577,511	$0.57	7.70 years
Vested and expected to vest:
As of December 31, 2017	20,294,537	0.51	8.13 years
Vested and expected to vest:
As of January 31, 2019	29,478,973	0.57	7.70 years
Vested and expected to vest:
As of December 31, 2017	25,463,179	0.53	8.13 years

The weighted average grant date fair value of options granted during fiscal 2019 and 2017 was $0.68 and
$0.63, respectively.

For the period ended January 31, 2019, the total intrinsic value of stock option awards exercised was $318,458 determined at the date of option exercise. The intrinsic value was calculated as the difference between the exercise prices of the underlying stock option awards and the estimated fair value of the common stock on the date of exercise.

Employees may elect to exercise unvested stock options under the Plan, which are subject to repurchase rights by the Company. The shares are released from the repurchase rights over specified vesting schedules as defined in the underlying agreements. Based on the guidance in Accounting Standards Codification Topic 718, Compensation – Stock Compensation, the Company records a liability for the exercise price of the unvested options and reclassifies the liability to equity as the repurchase rights lapse. As of January 31, 2019 and December 31, 2017, 98,539 and 270,987 shares, respectively, have been early exercised and are subject to repurchase and are not considered outstanding for accounting purposes. The liability related to unvested stock option exercises was approximately

13	(Continued)

SHAPE SECURITY, INC.
Notes to Consolidated Financial Statements
January 31, 2019 and December 31, 2017

$60,416 and $159,683 as of January 31, 2019 and December 31, 2017, respectively, and is recorded in current and long-term liabilities, as appropriate.

At January 31, 2019 and December 31, 2017, there was $4,216,873 and $2,462,462, respectively, of total unrecognized compensation cost related to stock options granted under the Plan. That cost is expected to be recognized over a weighted average period of 2.80 years and 2.83 years, respectively.

The Company currently uses authorized and unissued shares to satisfy share award exercises.

Stock-based compensation expense is allocated to expense categories in the consolidated statements of operations and comprehensive loss based on the employee’s departmental cost center. In October 2018, there was a secondary sale of common stock involving seven employees for 3,088,135 common shares for gross proceeds of $5 million. The shares were sold at a price greater than their then fair value, as such, the Company recorded a non-cash stock-based compensation charge for the difference between the sale price and the 409a value. The entire charge of $2,838,305 was recorded against General and Administrative expense. The following table summarizes stock-based compensation expense recorded:

	2019	2017
Cost of sales	$225,106	$225,240
Research and development	602,620	479,249
Sales and marketing	519,108	216,770
General and administrative	3,170,037	240,978
	$4,516,871	$1,162,237

(9)    Secured Bank Loan
The Company entered into a loan and security agreement on May 18, 2017, with Silicon Valley Bank (SVB) for a $7 million growth capital term loan and a $5 million accounts receivable working capital line. At January 31, 2019 and December 31, 2017, the Company had drawn down the $7 million term loan as reflected in long-term liabilities. The loan was an interest-only monthly payment through June 30, 2018, with principal and interest payments due thereafter over the next 30 months. The loan bears interest at the Wall Street Journal prime plus one-percent with a floor of 3.75%. SVB was granted 293,584 common stock warrants as part of the terms of the agreement. At January 31, 2019, the fair value of the warrants was $92,398; this is being amortized to interest expense over the term of the loan. The net unamortized amount was $70,838 at January 31, 2019, and is recorded as a reduction to long-term debt. At January 31, 2019 the Company had a principal balance outstanding under the term loan of $5,366,667.

On May 24, 2018 the Company entered into an amendment to the loan and security agreement with SVB for up to an additional $30 million growth capital term loan and a $10 million accounts receivable working capital line, which replaced the 2017 working capital line. At January 31, 2019, the Company had borrowed $10 million term on the growth capital portion and $0 on the working capital line. The growth capital loan was an interest-only monthly payment for 36 months with the entire principal balance due at the end of the 36 month period. The loan bears interest at the Wall Street Journal prime plus 6.5%. SVB and their related company, West River Mezzanine Loans LLC were granted 441,546 and 442,854 common stock warrants, respectively, as part of the terms of the amendment to the loan and security agreement. At January 31, 2019 the fair value of the warrants was $334,787; this is being amortized to interest expense over the term of the loans. The net unamortized amount was $260,390 at January 31, 2019, and is recorded as a reduction to long-term debt.

In addition to the common stock warrants granted above to SVB, SVB also holds warrants to purchase 138,888 shares of common stock of the Company at $0.54 per share. The fair value of these warrants is immaterial.

14	(Continued)

SHAPE SECURITY, INC.
Notes to Consolidated Financial Statements
January 31, 2019 and December 31, 2017

Total future principal payments of the above loans are as follows:

Year ending January 31:
2020	$2,800,000
2021	2,566,667
2022	10,000,000
2023	—
Total future principal payments	$15,366,667

(10)    Income Taxes
The Company’s pretax (loss) for the year ended January 31, 2019 and December 31, 2017 are as follows:

	2019	2017
U.S.	$(33,848,064)	$(28,867,523)
Foreign	97,560	—
Total	$(33,750,504)	$(28,867,523)

The components of the provision for income taxes for the years ended January 31, 2019 and December 31, 2017 are as follows:

	2019	2017
Current:
Federal	$—	$—
State	9,041	900
Foreign	18,537	—

Deferred:
Federal	—	—
State	—	—
Foreign	—	—
Total	$27,578	$900

Income tax expense differed from the amount computed by applying the federal statutory income tax rate of 21% to pretax loss for December 31, 2017 and year ended January 31, 2019 primarily due to the change in the valuation allowance.

The tax effects of temporary differences that give rise to significant portions of the Company’s deferred tax assets and liabilities as of January 31, 2019 and December 31, 2017 related to the following:

	2019	2017
Assets:
Federal and state net operating loss carryforwards	$36,065,984	$30,818,502
Accruals and reserves	403,410	59,267
Stock based compensation	333,491	169,213
Fixed Assets	357,805	203,488
Credits	—	—
Gross deferred tax assets	37,160,690	31,250,470
Valuation allowance	(37,160,690)	31,250,470
Net deferred tax assets	$—	$—

15	(Continued)

SHAPE SECURITY, INC.
Notes to Consolidated Financial Statements
January 31, 2019 and December 31, 2017

Management believes that, based on available evidence, both positive and negative, it is more likely than not that the net deferred tax assets will not be utilized, such that a full valuation allowance has been recorded. The valuation allowance for deferred tax assets was $37,160,690 million and $31,250,470 million as of January 31, 2019 and December 31, 2017 respectively. The net change in the total valuation allowance for the year ended January 31, 2019 was an increase of $5,910,220 million.

As of January 31, 2019, the Company had approximately $148,169,509 million and $73,222,357 million of net operating loss carryforwards available to offset future federal and state taxable income, respectively. If realized, $0 of the net operating loss carryforwards will be recognized as a benefit through additional paid in capital. If not utilized, these carryforward losses will expire in various amounts for federal and state tax purposes beginning in 2032.

Utilization of the net operating loss carryforwards and credits may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

The Company files income tax returns in the U.S. federal jurisdiction, various state jurisdictions and the United Kingdom. There are no tax years under examination by any jurisdiction at this time.

H.R. 1 (the Act) was enacted on December 22, 2017. Among other provisions, the Act reduced the top U.S. federal corporate tax rate from 35% to 21%, changed the rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017. The Company reflected the changes resulting from the Act in the consolidated financial statements for the period of enactment, the year ended December 31, 2017. The change in corporate tax rate resulted in a $15.8 million decrease in the Company’s gross deferred tax assets, with an offsetting decrease in valuation allowance of the same amount.

(11)    Subsequent Events (Unaudited)
During the period March 2019 through October 2019, the Company entered into 10 additional equipment lease schedules totaling $4,715,867 in equipment cost. Principal balance outstanding at October 31, 2019 was $4,172,561. The lease terms are 12 to 36 months and the interest rate is 1.5-6%.

In May 2019, the Company entered into an office lease agreement with Augustine Bowers LLC to lease approximately 93,000 square feet of office space in Santa Clara, California over the period July 1, 2019 through June 30, 2025. Total lease commitment over the 72 month term is approximately $33.6 million.

In June 2019, the Company entered into an amendment to the loan and security agreement with Silicon Valley Bank (SVB) entitling the Company to borrow up to $40 million in growth capital and $15 million on an Accounts Receivable line of credit. The Company drew $30 million on the growth capital line at the close and paid back $10 million that was owed from the 2018 amendment to the loan and security amendment.

The 2019 amendment to the growth capital line is in addition to the initial $7 million the Company borrowed on the 2017 loan and security agreement. The Company continues to repay this loan monthly per the terms of the 2017 agreement and at October 31, 2019 owed $3,266,667. At October 31, 2019, the Company does not owe anything on the Accounts Receivable line.

The 2019 amendment on the growth capital line has interest only payments for thirty-six months from the closing date with a maturity of all principal and accrued interest owed on the earlier of a change-of-control event or June 11, 2022. The loan bears interest at the WSJ prime plus four and one-half percent.

The accounts receivable line has a two-year maturity from the June 2019 closing date. The loan bears interest at the WSJ prime plus 1% with a floor of 3.75%.

16	(Continued)

SHAPE SECURITY, INC.
Notes to Consolidated Financial Statements
January 31, 2019 and December 31, 2017

At the closing of the 2019 amendment to the loan and security agreement, Silicon Valley Bank and its related company, WestRiver Innovation Lending Fund VIII L.P. were each granted a warrant to purchase 499,766 shares of the Company’s common stock at a price of $0.70 per share with a warrant for each party to purchase up to an additional 124,941 shares of common stock if the Company borrows the final $10 million loan tranche.

In September 2019 the Company entered into two office facility sub-lease agreements with two different sub-tenants to sub-lease approximately 15,000 square feet at the Company’s prior Mountain View office facility for a total monthly payment of $120,800. One sub-lease is for 19 months and the other is for
45 months.

In September 2019, the Company received Series F financing of $51 million from several existing and new investors. The price per share was $3.9005. The 2x liquidation preference for Series E mentioned in Section 6(a) was removed as part of the Series F close.

In October 2019, the Company signed a facility lease in London, England for the period of October 1, 2019 through September 30, 2020 for 16,666 GBP per month.

The Company has evaluated subsequent events from the balance sheets date through November 27, 2019 the date at which the consolidated financial statements were available to be issued, and determined that there are no other items to disclose.